UNITED STATES
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities
Exchange Act of 1934

Date of Report: December 31, 2000
(Date of earliest event reported)

UNITY WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or jurisdiction of incorporation or organization)	9995 (Primary Standard Industrial Classification Code Number)	91-1940650 (I.R.S. Employee Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA 98004
(Address of principal executive offices, including zip code)

(800) 337-6642
(Registrant's telephone number, including area code)

Item 4. Change in Registrant's Certifying Accountant

Ernst & Young LLP ("E&Y") was dismissed from its position as the certifying accountant of the registrant on December 31, 2000. KPMG LLP ("KPMG") was appointed the new certifying accountant of the registrant on the same day.

E&Y's report on the financial statement for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the report on the 1998 financial statement, which contained a qualification as to uncertainty to the effect that the registrant's recurring losses from operations raised substantial doubt about its ability to continue as a going concern. The 1998 financial statements did not include any adjustments that might result from the outcome of this uncertainty. The report on the 1999 financial statement did not contain any qualification as to uncertainty.

The decision to change accountants was approved by the board of directors of the registrant pursuant to a consent board resolution dated December 31, 2000. The registrant has an audit committee, but the decision to change accountants was not considered by this committee.

During the registrant's two most recent fiscal years and the subsequent interim period preceding the dismissal of E&Y, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

KPMG has been engaged as the new principal accountant of the registrant to audit the registrant's financial statements. The date of engagement was December 31, 2000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY WIRELESS CORPORATION

/s/ ROLAND SARTORIUS (Signature)
Roland Sartorius (Name)
Secretary (Position)
January 8, 2001 (Date)